Exhibit 5.1

November 10, 2015

Crossroads Systems, Inc.

11000 North Mo-Pac Expressway #150

Austin, Texas 78759

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Crossroads Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (as may be amended from time to time, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the resale from time to time by the selling security holders identified in the prospectus constituting a part of the Registration Statement of an aggregate of (i) up to 1,081,426 shares (the “Warrant Shares”) of common stock issuable upon the exercise of warrants (the “Warrants”) and (ii) 67,824 shares of common stock (the “Common Stock Shares” and, together with the Warrant Shares, the “Shares”).

As a basis for rendering the opinion contained herein, we have examined the following documents: (i) the Registration Statement, (ii) the Certificate of Incorporation and Bylaws of the Company, and (iii) certain resolutions adopted by the Board of Directors of the Company. We have also examined and relied upon the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the genuineness of all signatures on original documents, the conformity with originals of all documents submitted to us as certified or photostatic copies, and the correctness of all statements of fact contained in the documents examined. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to various questions of fact material to our opinion, we have relied upon statements or certificates of public officials, certificates of officers or representatives of the Company and others.

Based upon the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Warrant Shares have been duly authorized and, when issued and paid for in accordance with the terms and conditions of the Warrants, will be validly issued, fully paid and non-assessable, and (ii) the Common Stock Shares have been duly authorized by all necessary corporate action of the Company, are validly issued, fully paid and nonassessable.

We are members of the Bar of the State of New York. Our opinion is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction.

Crossroads Systems, Inc.

November 10, 2015

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby concede that this firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act in connection with the resale of the Shares. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

Very truly yours,

/s/ Olshan Frome Wolosky LLP

OLSHAN FROME WOLOSKY LLP